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                                                               Exhibit 24(b)(11)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" and "Independent Auditors" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in Post-Effective Amendment Number 3 to the Registration Statement (Form N-1A No. 811-08007) and related Prospectus of Levco Equity Value Fund, of our report dated January 15, 1998 on the Levco Equity Value Fund.


/s/ Ernst & Young LLP

Chicago, Illinois
April 24, 1998